Exhibit 99.01

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Updates Fourth Quarter Revenue Plan and Announces 2012 Annual Meeting of Stockholders

LIVERMORE, Calif. — December 13, 2011 — FormFactor, Inc. (Nasdaq: FORM) today announced that it expects revenue for fiscal fourth quarter 2011 to be between $28 and $31 million, lower than the company’s previous revenue guidance of $30 to $34 million. The lower than expected revenue results are primarily due to the challenging DRAM pricing environment and softening demand for probe cards.  The company anticipates that other guidance provided during its third quarter conference call will also be negatively impacted by the current industry environment.

“Industry conditions have further deteriorated over the course of the past two months resulting in slow demand for our products,” said Tom St. Dennis, CEO. “Despite near term headwinds, we remain focused on our turnaround, positioning FormFactor for success once industry fundamentals improve.”

A conference call to discuss the financial guidance will be held tomorrow, December 14, 2011 at 6:00 a.m. PST, or 9:00 a.m. EST. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until December 16, 2011 at 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 35597738.

FormFactor also announced today that its 2012 Annual Meeting of Stockholders will be held at its principal executive offices located at 7005 Southfront Road, Livermore, California 94551 on Wednesday, April 18, 2012, at 3:00 P.M. Pacific Time.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market and industry environment, including demand for semiconductor devices, including DRAM devices; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products; and the company’s ability to execute on its turnaround plan and effectively position itself for success once industry fundamentals improve. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 25, 2010, as filed with the SEC, and subsequent SEC filings including the company’s quarterly reports on Form 10-Q for its first, second and third quarters of its fiscal 2011. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.